Exhibit 10(h)
FIRST AMENDMENT TO
EATON SUPPLEMENTAL RETIREMENT PLAN

The Eaton Supplemental Retirement Plan, presently maintained under a document effective as of January 1, 2013 (the "Plan"), is hereby amended in the respects hereinafter set forth.
1.Effective as of January 1, 2013, Section 3.1 of the Plan is amended to replace the reference therein to "Section 3.4" with a reference to "Section 3.3".

2.Effective as of January 1, 2018, Section 3.3 of the Plan is amended to provide as follows:
3.3    Vesting. Except as otherwise provided herein, each Participant's Account shall become vested at the same time and under the same circumstances as his Eaton Retirement Contribution Account under the ESP. Notwithstanding the foregoing provisions of the Plan and regardless of any provision of the ESP to the contrary, in no event will any unvested amount under the Plan that has been forfeited as of the Participant's Separation from Service be re-credited to the Participant's Account under the Plan as a result of any period of reemployment with the Company commencing thereafter.

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IN WITNESS WHEREOF, the Pension Administration Committee has caused this amendment to be executed at Cleveland, Ohio on this 12th day of December, 2017, by the undersigned duly authorized person.

Eaton Corporation

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